Exhibit j 1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of The MainStay Funds and MainStay Funds Trust:

We consent to the use of our reports dated December 23, 2015, with respect to the financial statements of The MainStay Funds, comprised of the MainStay Common Stock Fund, MainStay Convertible Fund, MainStay Global High Income Fund, MainStay Government Fund, MainStay High Yield Corporate Bond Fund, MainStay Income Builder Fund, MainStay International Equity Fund, MainStay Large Cap Growth Fund, MainStay MAP Fund, MainStay Money Market Fund, MainStay Tax Free Bond Fund, and the MainStay Unconstrained Bond Fund, and MainStay Funds Trust, comprised of the MainStay Balanced Fund, MainStay U.S. Small Cap Fund, MainStay Epoch Global Choice Fund, MainStay Epoch Global Equity Yield Fund, MainStay Epoch U.S. All Cap Fund, MainStay Epoch U.S. Equity Yield Fund, MainStay Epoch International Small Cap Fund, MainStay Floating Rate Fund, MainStay Indexed Bond Fund, MainStay Total Return Bond Fund, MainStay S&P 500 Index Fund, MainStay Conservative Allocation Fund, MainStay Growth Allocation Fund, MainStay Moderate Allocation Fund, MainStay Moderate Growth Allocation Fund, MainStay U.S. Equity Opportunities Fund, MainStay International Opportunities Fund, MainStay Retirement 2010 Fund, MainStay Retirement 2020 Fund, MainStay Retirement 2030 Fund, MainStay Retirement 2040 Fund, MainStay Retirement 2050 Fund, MainStay ICAP International Fund, MainStay ICAP Equity Fund, MainStay ICAP Select Equity Fund, MainStay High Yield Municipal Bond Fund, MainStay High Yield Opportunities Fund, MainStay New York Tax Free Opportunities Fund, MainStay California Tax Free Opportunities Fund, MainStay Short Duration High Yield Fund, MainStay Cornerstone Growth Fund, and the MainStay Emerging Markets Opportunities Fund (collectively the “Funds”), as of and for the year ended October 31, 2015, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Prospectuses and in the introduction to and under the headings “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in this Registration Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 25, 2016